CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Income Funds of our reports dated September 27, 2024, relating to the financial statements and financial highlights, which appear in Delaware Corporate Bond Fund, Delaware Extended Duration Bond Fund and Delaware Floating Rate Fund’s Annual Reports on Form N-CSR for the year ended July 31, 2024. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
November 27, 2024